EXHIBIT 23.2

                         CONSENT OF PRICE WATERHOUSE LLP



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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration (No. 33-98748) on Form S-8 of our report dated December 20, 1995, appearing on page F-2 of Harvard Industries, Inc.'s Annual Report on Form 10-K of Harvard Industries, Inc. for the year ended September 30, 1995. We also consent to the incorporation by reference in the Registration Statement of our report dated June 20, 1996 appearing on page 3 of the Annual Report of the Harvard Capital Accumulation Plan on Form 11-K for the year ended December 31, 1995.




PRICE WATERHOUSE LLP

Tampa, Florida
October 31, 1996